Exhibit 99(h)(6)(c)


                FORM OF SUPPLEMENTAL EXPENSE LIMITATION AGREEMENT


This Agreement is made by and between Tamarack Funds Trust, on behalf of Tamarack Enterprise Fund and Tamarack Enterprise Small Cap Fund (the "Funds"), and Voyageur Asset Management Inc.

                                    RECITALS

WHEREAS, Babson Enterprise Fund, Inc. and Babson Enterprise Fund II, Inc. (predecessor funds to Tamarack Enterprise Fund and Tamarack Enterprise Small Cap Fund, respectively) were parties to an Expense Limitation Agreement, dated May 1, 2003, with Jones & Babson, Inc. ("Babson Expense Limitation Agreement") providing for an expense limitation applicable to such funds, among others;

WHEREAS, the responsibilities of Jones & Babson, Inc. under the Babson Expense Limitation Agreement were assumed by Voyageur Asset Management Inc. and the interests of each aforementioned predecessor fund in the Babson Expense Limitation Agreement were assigned to its corresponding Fund pursuant to an Assignment and Assumption of Expense Limitation Agreement, dated March 31, 2004 (the "Agreement"); and

WHEREAS, the parties wish to extend the benefits of the Agreement by extending the expense limitation initial term applicable to the Funds.

NOW THEREFORE, the undersigned hereby agree to:

         Extend the initial term of the expense limitation for the Funds from May 1, 2005 to September 30, 2005, by replacing the first sentence of the "Term and Termination of Agreement" section of the Babson Expense Limitation Agreement, as applied to the Funds by operation of the Agreement, to read, "This Agreement shall become effective on May 1, 2003 and shall continue for an initial term to September 30, 2005."

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of ____________, 2004.

Tamarack Funds Trust,
       ON BEHALF OF Tamarack Enterprise Fund
                    and Tamarack Enterprise Small Cap Fund


By:
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Name:
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Title:
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Voyageur Asset Management Inc.

By:
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Name:
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Title:
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